UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        SCHEDULE 14A INFORMATION
                             Proxy Statement
                        Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12




INDEX TO EXHIBITS

       The Exhibits listed below are filed as part of this Proxy
Statement.

Exhibit
No.                          Document
99                         Proxy Card
99.1       Stock Compensation Program


Exhibit 99 - Proxy Card

               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF
                   CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC.

This Proxy Is Being Solicited On Behalf Of The Board of Directors
PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned Shareholder of CONTROLLED ENVIRONMENT
AQUACULTURE TECHNOLOGY, INC. (the "Company") does hereby nominate, constitute and appoint:

       (INSTRUCTION: Select one of the following by inserting an "X" in the appropriate box)

[   ]  Ronald W. K. Yee and Edward T. Foley and each of them
(with full power to act alone); or

[   ] ____________________ Social Security No._______________
       (Print Name)           (Appointment not valid without Social
                                     Security No.)

as my true and lawful attorney, with full power of substitution, for me and in my name, place and stead, to vote all of the shares of Common Stock of the Company standing in my name and on its books on August 8, 2000, at the Annual Meeting of Shareholders to be held in the Banquet Room of the Waimea Plantation Cottages, 9400
Kaumualii, Waimea, Kauai, Hawaii 96796 on Friday, September 22,
2000 at 10:00 A.M., or at any adjournments thereof, with all of the powers the undersigned would possess if personally present, but in accordance with the following specific instructions:

       1.      ELECTION OF DIRECTORS - vote my shares of
Common Stock for the election of directors of the Company for the ensuing year as follows:

(INSTRUCTION:         Select only one of the following instructions by
marking an "X" in the space preceding the desired selection. IF NO SELECTION IS MADE, THIS PROXY WILL BE DEEMED TO
CONFER AUTHORITY TO VOTE YOUR SHARES OF STOCK
FOR ALL OF THE NOMINEES LISTED BELOW)

               [   ]  FOR all of the nominees listed below:

               John Chen, Ernest K. Dias, Gordon J. Mau, Anthony
Rutledge and Shinichiro Watari

               [   ]  FOR all of the aforesaid nominees except:


________________________________________________________
(Print clearly the name(s) of the nominee(s) for whom you do not want your vote to be cast)

               [   ]  NONE of the aforesaid nominees

               [   ]  As my proxy herein appointed deems
appropriate in my proxy's sole and absolute discretion.

       2.      APPROVAL OF COMPANY'S STOCK
COMPENSATION PLAN - Vote my shares of Common Stock as follows:

(INSTRUCTION:         Mark an "X" in the space preceding the desired
selection. IF NO SELECTION IS MADE, THIS PROXY WILL BE
DEEMED TO CONFER AUTHORITY TO VOTE YOUR SHARES
OF STOCK FOR APPROVAL)

               [   ]    FOR Approval         [   ]    AGAINST
                                                    Approval

       3.      RATIFICATION OF APPOINTMENT OF
CARPENTER, KUHEN & SPRAYBERRY AS THE COMPANY'S
INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL
YEAR ENDING JANUARY 31, 2001 - Vote my shares of Common
Stock as follows:

(INSTRUCTION:         Mark an "X" in the space preceding the desired
selection. IF NO SELECTION IS MADE, THIS PROXY WILL BE
DEEMED TO CONFER AUTHORITY TO VOTE YOUR SHARES
OF STOCK FOR RATIFICATION)

               [   ]    FOR Ratification     [   ]    AGAINST
                                                    Ratification

       4. OTHER MATTERS - upon such other matters as may properly come before the meeting or any adjournment thereof, vote or withhold voting my shares of common stock of the Company in such manner as my proxy herein appointed deems appropriate in my proxy's the sole and absolute discretion.

       Management knows of no other matter that may properly be, or which is likely to be brought before the meeting. However, if any other matters are properly presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.


DATED:                               ______________, 2000

______________________________________
(Signature of Shareholder)

______________________________________
(Signature of Shareholder)

______________________________________
(Signature of Shareholder)


If signing as Attorney, Executor, Administrator,
Guardian, Trustee or other representative capacity, please indicate your full title. If there is more than one person serving in such capacity, all should sign. ALL OF THE
OWNERS OF STOCK HELD IN JOINT NAME MUST SIGN

Exhibit 99.1  - CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC. STOCK COMPENSATION PROGRAM


                   CONTROLLED ENVIRONMENT AQUACULTURE
                            TECHNOLOGY, INC.

                       STOCK COMPENSATION PROGRAM

1.     Purpose.  This Controlled Environment Aquaculture
Technology, Inc. Stock Compensation Program ("Program") is established by Controlled Environment Aquaculture Technology, Inc. ("Company"). The purpose of the Program is to attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide key individuals with an additional incentive to contribute to the success of the Company.

2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is a single "omnibus" plan composed of three parts. The first part is the Qualified Incentive Stock Option Plan ("ISO Plan") which provides grants of qualified incentive stock options ("ISOs"). The second part is the Nonqualified Stock Option Plan ("NQSO Plan") which provides grants of nonqualified stock options ("NQSOs"). The third part is the Restricted Shares Plan ("Restricted Plan") which provides grants of restricted shares of Company common stock ("Restricted Shares"). The ISO
Plan, NQSO Plan, and the Restricted Share Plan comprise Plan I,
Plan II, and Plan III of the Program, respectively. (The grant of ISOs, NQSOs, and Restricted Shares shall herein be referred in the aggregate as "Awards".)

3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below, and reference to the Program may also mean reference to the Plans.

                GENERAL PROVISIONS OF STOCK COMPENSATION
                                 PROGRAM

Article 1. Administration. The Program shall be administered by a committee ("Committee") consisting of not less than two directors of the Company as designated by the Board of Directors of the Company ("Board"). The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman. Any action of the Committee shall be taken by a majority vote or the unanimous written consent of the Committee members. The
Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend, and revoke such rules and procedures as it may deem appropriate with respect to the Program.

Notwithstanding any other provision of the Program (and without limiting the Committee's authority), in connection with any action concerning grants of Awards to or transactions by "Insiders," the Committee may adopt such procedures as it deems necessary or desirable to assure the availability of exemptions from Section 16 of the Securities Exchange Act of 1934 afforded by Rule 16b-3 thereunder or any successor rule. Without limiting the foregoing, in connection with approval of any transaction by an "Insider" involving a grant, award or other acquisition from the Company, or involving the disposition to the Company of the Company's equity securities, the Committee may delegate its approval authority to a subcommittee thereof comprised of two or more "Non-Employee Directors" (as defined in Rule 16b-3), or take action by the affirmative vote of two or more Non-Employee Directors (with all other members of the Committee abstaining or recusing themselves from participating in the matter), or refer the matter to the full Board of Directors for action. For this purpose, an "Insider" shall mean an individual who is, on the relevant date, a specifically identified officer, director, or 10% beneficial owner of the Company, as defined under Section 16 of the Securities Exchange Act of 1934.

Article 2. Authority of Committee. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Program or the relevant
Plan, the terms and conditions of Options and Restricted Shares granted pursuant to the terms of the Program, and (d) to make all other determinations necessary or advisable for the administration of the Program and to do all things necessary or desirable for the administration of the Program. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all affected individuals having on interest in the Program and on their legal representatives, heirs, and beneficiaries.

Article 3. Maximum Number of Shares Subject to the Program. The shares of common stock which may be issued under the Program shall be the authorized and unissued no par value common stock of the Company ("Common Stock"). The maximum aggregate number of shares of Common Stock which may be issued under the Program shall be One Million (1,000,000) shares. No individual may be granted Awards during any one fiscal year for the amount of more than One Hundred Thousand (100,000) shares of Common Stock.

The shares of Common Stock to be issued upon exercise of an Option or issued as Restricted Shares may be authorized but unissued shares or shares reacquired by the Company. If any of the Options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated Options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of Restricted Shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the Restricted Share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common
Stock associated with such Restricted Shares shall cease to reduce the number of shares available for purposes of the Program.

The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of Options or transfer of Restricted Shares under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

Article 4. Eligibility and Participation. Officers, employees, directors (whether employee directors or nonemployee directors), and independent contractors or agents of the Company or its subsidiaries ("Subsidiaries") who are responsible for or contribute to the management, growth, or profitability of the business of the Company or its Subsidiaries shall be eligible to participate in the Program to the extent designated by the Committee at its sole and complete discretion ("Participants"). However, ISOs may be granted under the ISO Plan only to a person who is an employee of the Company or its Subsidiaries. The grant of ISOs and NQSOs to a Participant shall be the grant of separate options and each ISO and each NQSO shall be specifically designated as such in accordance with applicable provisions of the Treasury regulations. A person may be granted multiple Awards under the Program.

For purposes of this Program, the term "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Program shall be considered a Subsidiary commencing as of such date.

Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the stockholders of the Company voting in person or by proxy at a meeting of stockholders or by unanimous written consent, which approval must be obtained within twelve months following adoption of the Program by the Board of Directors. However, Options and Restricted Shares may be granted under this Program prior to obtaining stockholder approval of the Program, but any such Options or Restricted Shares shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 7 of these General Provisions.

Article 6.  Adjustments.  If the then outstanding shares of Common
Stock are increased, decreased, changed, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Options and Restricted Shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares or securities allocated to unexercised Options, Restricted Shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option.

Article 7. Termination and Amendment of Program. The Program shall terminate at the end of the term of the Program as described in
Article 5. No Options or Restricted Shares shall be granted under the Program after the effective date of such termination.

Further, subject to the limitation contained in Article 8 of these General Provisions, the Board of Directors may, at any time and without further approval of the Company's stockholders, terminate or suspend the Program or amend or revise its terms, including the form and substance of the Option and Restricted Share agreements used for the administration of the Program. However, unless the approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) is obtained, no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to Options or Restricted shares granted under this Program, except as permitted under Article 6 of these General Provisions; (b) change the minimum purchase price for shares under Section 4 of the ISO Plan and the NQSO Plan; (c) increase the maximum term established under a Plan for any Option or Restricted Share; (d) permit the granting of an Option or Restricted Share to anyone other than as provided in
Article 4 of these General Provisions; or (e) change the term of the Program as described in Article 5 of these General Provisions.

Article 8. Prior Rights and Obligations. No termination, suspension, or amendment of the Program shall, without the consent of the Participant who has received an Option or Restricted Share, alter or impair any of that person's rights or obligations under the Option or Restricted Share granted under the Program prior to that termination, suspension, or amendment without the written consent of the Participant.

 The Committee may modify, extend, or renew outstanding Options or Restricted Shares and authorize the grant of new Options or Restricted Shares in substitution therefor, provided that any action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option or Restricted Share. Any outstanding ISO that is modified, extended, renewed, or otherwise altered will treated in accordance with Section 424(h) of the Internal Revenue Code of 1986, as amended ("Code").

Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any Option granted pursuant to the terms of this Program or the achievement of any conditions specified in any Restricted Share granted pursuant to the terms of this Program, no Participant shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon the exercise of his or her Option or the satisfaction of his or her Restricted Share conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or satisfaction of any conditions with respect to a Restricted Share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

Article 10. Reservation of Shares of Common Stock. The Company, during the term of this Program, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell the stock for which the requisite authority has not obtained.

Article 11. Tax Withholding. The exercise of any Option or delivery of any Restricted Share granted under this Program is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition to, or in connection with, such exercise or the delivery or purchase of shares, then in such event, the exercise of the Option or Restricted Share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

Article 12.  Compliance with Securities Laws.  Shares of Common
Stock shall not be issued with respect to any Option or Restricted
Share under the Program unless the issuance and delivery of those shares shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an individual to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, an individual shall consent to the imposition of a legend on the shares of Common Stock relating to his or her Option or Restricted Share restricting their transferability as required by law or by this Article 12.

Notwithstanding any other provision set forth in the Program, if required by the then current Section 16 of the Securities Exchange Act of 1934, any "derivative security" or "equity security" offered pursuant to the Program to any Insider may not be sold or transferred for at least six months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then current Rule 16(a) under the Securities Exchange Act of 1934.

Article 13. Corporate Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted, or replaced by the successor corporation, which assumption is binding on all Participants), (c) merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, then any or all outstanding Awards may be assumed, converted, or replaced by the successor corporation (if any), which assumption, conversion, or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

In the event such successor corporation (if any) refuses to assume or substitute Awards as provided above pursuant to a transaction described in this Article 13, such Awards shall expire on such transaction at such time and on such conditions as the Committee may determine at its sole and complete discretion. In any case, notwithstanding anything in this Program to the contrary, the Committee may, in its sole and complete discretion, provide that the vesting (that is, full exercisability in the case of Options, and full nonforfeitability and elimination of all conditions to full ownership in the case of Restricted Shares) shall accelerate into full vesting upon a transaction described in this Article 13. If the Committee exercises such discretion with respect to an Award, such full vesting shall occur prior to the consummation of such event at such time and on such conditions as the Committee determines.

Without limiting the foregoing, if the Company or any Subsidiary is a party to a merger, consolidation, reorganization, share exchange, acquisition of stock or assets, or similar transaction, the Committee may grant Awards hereunder in connection with the assumption, substitution, or conversion by the Company or its subsidiaries of similar stock compensation awards that have been issued by another party to such transaction, and the Board may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such assumption, substitution, or conversion, all without further action by the Company's shareholders.

Article 14. Governing Law. The provisions of this Program and the Awards hereunder shall be governed by and interpreted in accordance with the laws of Colorado, without regard to any applicable conflicts of law.

                                 PLAN I
                         CONTROLLED ENVIRONMENT
                      AQUACULTURE TECHNOLOGY, INC.

                       INCENTIVE STOCK OPTION PLAN

Section 1. Purpose. The purpose of this Controlled Environment Aquaculture Technology, Inc. Incentive Stock Option Plan ("Plan") is to provide for the grant of options which shall qualify as qualified "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). This Plan is
Part I of the Company's Stock Compensation Program ("Program").
Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Program.

Section 2. Option Terms and Conditions. Each ISO shall be evidenced by an ISO agreement between the grantee ("Optionee") and the Company. The terms and conditions of ISOs granted under the Plan shall be determined by the Committee in its sole and complete discretion. Each ISO shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions which are not inconsistent with the Plan. The terms and conditions may differ as between ISOs.

Section 3. Duration of Options. Each ISO shall expire on the date determined by the Committee, but in no event shall any ISO granted under the Plan expire later than 10 years from the date on which the ISO is granted. However, notwithstanding the above portion of this
Section 3, if at the time the ISO is granted the Optionee owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such ISO shall expire not more than 5 years from the date the ISO is granted. In addition, each ISO shall be subject to earlier termination as provided in the Plan. The date of grant of an ISO shall be the date on which the Committee makes the determination to grant such ISO, unless otherwise specified by the Committee.

Section 4. Exercise Price. The exercise price ("Exercise Price") for shares of Common Stock subject to any ISO, shall not be less than the fair market value of the shares at the time of the grant of the ISO. Fair market value ("Fair Market Value") shall be determined by the Committee on the basis of such factors as it deems appropriate, including a determination of Fair Market Value based on an independent appraisal by a person who customarily makes such appraisals. When Common Stock is publicly traded but not listed on an established stock exchange, Fair Market Value shall mean the mean between the closing dealer "bid" and "ask" prices for the shares as quoted by NASDAQ on the date of the determination, and if no "bid" and "ask" prices are quoted for such date, Fair Market Value shall be determined by reference to such prices on the next preceding date on which such prices were quoted. When Common Stock is publicly traded and listed on an established stock exchange (or exchanges), Fair Market Value shall mean the highest closing price of a share on such stock exchange (or exchanges), and if no sale of shares has been made on any stock exchange on that day, Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale has occurred.

Notwithstanding the above portion of this Section 4, if at the time an ISO is granted the Optionee owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the Exercise Price of the shares covered by such ISO shall not be less than 110% of the Fair Market Value shares of Common Stock on the date the ISO is granted.

Section 5.  Maximum Amount of Options Exercisable in Any
Calendar Year. Notwithstanding any other provision of this Plan the aggregate Fair Market Value (determined at the time any is granted) of the Common Stock with respect to which ISOs becomes exercisable for the first time by any employee during any calendar year under all qualified incentive stock option plans of the Company and its subsidiaries shall not exceed $100,000. If the Fair Market Value of the Common Stock with respect to which ISOs become exercisable for the first time by any employee during any calendar year exceeds $100,000, then the Options for the First $100,000 worth of shares shall be deemed to be ISOs, and the Options for the amount in excess shall be deemed to be NQSOs. In the event that the Code or underlying regulations provide for a different limitation on the Fair Market Value permitted to be subject to ISO treatment, such different limitation shall automatically be incorporated and applied herein.

Section 6. Exercise of Options. An ISO shall be exercisable at the times or upon the events determined by the Committee as set forth in the ISO agreement governing such ISO. Each ISO shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Committee. No
ISO may be exercised for a fraction of a share of Common Stock.
The person exercising an ISO may do so only by written notice of exercise delivered to the Committee, in such form as the Committee prescribes or approves from time to time, specifying the number of shares to be purchased and accompanied by a tender of the Exercise
Price for those shares. The Exercise Price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company, or by shares of Common Stock if permitted by the Committee, or by a full recourse promissory note if permitted by the Committee, or by a combination of these means, at the time of exercise of the ISO.

If any portion of the Exercise Price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Committee in accordance with Section 4 of this Plan. As permitted by the Committee, payment in shares of Common Stock shall include the automatic application of shares of Common Stock received upon exercise of an ISO to satisfy the Exercise Price for the ISO or additional ISOs.

If any portion of the Exercise Price is paid with a full-recourse promissory note, the Company Stock shall be pledged as security for the payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee at its sole discretion shall specify the term, interest rate, amortization requirements and other provisions of such note.

Section 7. Employment of Optionee. Each Optionee, if requested by the Committee, must agree in writing as a condition of receiving his or her ISO, that he or she will remain in the employment of the Company or any Subsidiary following the date of the granting of that option for a period specified by the Committee. Nothing in the Plan nor in any ISO granted hereunder shall confer upon any Optionee any right to continued employment by the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment.

Section 8. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by the Company or any Subsidiary for any reason other than death or disability, his or her ISO shall immediately terminate, provided, however, that the Committee may, in its discretion, allow the ISO to be exercised, to the extent exercisable on the date of termination of employment, at any time within three months after the date of termination of employment, unless either the Option or the Plan otherwise provides for earlier termination.

Section 9. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 22(e)(3) while employed by the Company or any Subsidiary, his or her ISO shall immediately terminate, provided, however, that the Committee may, in its discretion, allow the ISO to be exercised, to the extent exercisable on the date of termination of employment due to disability, at any time within one year after the date of termination of employment due to disability, unless either the ISO or the Plan otherwise provides for earlier termination.

Section 10. Option Rights Upon Death of Optionee. Except as otherwise limited by the Committee at the time of the grant of an ISO, if an Optionee dies while employed by the Company or any Subsidiary, his or her ISO shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the ISO may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the ISO shall pass by will or by the laws of descent and distribution.

Section 11. Options Not Transferable. ISOs granted pursuant to the terms of the Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process. However, at the Optionee's election, the ISO may be transferred to and held by a grantor trust of which the Optionee is both a trustee and beneficiary, in which case such ISO shall continue to be subject to all restrictions set forth in the Program and the Plan. ISOs may be exercised during the lifetime of an Optionee only by (a) the Optionee, (b) at the Optionee's election, by a grantor trust of which the Optionee is both a trustee and beneficiary,
(c) on behalf of the Optionee, by a person holding the Optionee's power of attorney for that purpose, or (d) the duly appointed guardian of the person and property of an Optionee who is disabled within the meaning of Code Section 22(e)(3).

Section 12. Option Shares May Be Restricted. As the Committee may determine, the shares of Common Stock purchased upon exercise of an ISO granted hereunder may be deemed to be "Restricted Shares" granted under the Restricted Shares Plan for purposes of applying all provisions and terms and conditions of the Restricted Share Plan. As such, during the "Restriction Period" (as described in the Restricted Share Plan), such shares of Common Stock may be subject to redemption and nontransferability, and all restrictions shall lapse upon the occurrence of events as may be determined by the Committee.
Further, the procedures of the Restricted Share Plan relating to the issuance, surrender, and assignment of shares and the provisions relating to stockholder rights may apply to the shares of Common
Stock issued upon exercise of any ISO granted hereunder.

                                 PLAN II
                         CONTROLLED ENVIRONMENT
                      AQUACULTURE TECHNOLOGY, INC.

                     NONQUALIFIED STOCK OPTION PLAN

Section 1. Purpose. The purpose of this Controlled Environment Aquaculture Technology, Inc. Nonqualified Stock Option Plan
("Plan") is to provide for the grant of options which shall not constitute qualified "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). This Plan is Part II of the Company's Stock Compensation Program ("Program"). Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Program.

Section 2. Option Terms and Conditions. Each NQSO shall be evidenced by a NQSO agreement between the grantee ("Optionee") and the Company. The terms and conditions of NQSOs granted under the Plan shall be determined by the Committee in its sole and complete discretion. Each NQSO shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions which are not inconsistent with the Plan. The terms and conditions may differ as between NQSOs.

Section 3. Duration of Options. Each NQSO shall expire on the date as determined by the Committee. In addition, each NQSO shall be subject to earlier termination as otherwise provided under the Plan. The date of grant of a NQSO shall be the date on which the Committee makes the determination to grant such NQSO, unless otherwise specified by the Committee.

Section 4. Exercise Price. The exercise price ("Exercise Price") for shares of Common Stock subject to any NQSO shall be determined by the Committee in its sole and complete discretion. To the extent that the Exercise Price is designated with respect to fair market value ("Fair Market Value") of the shares at the time of the grant of the NQSO, then Fair Market Value shall be determined by the Committee on the basis of such factors as they deem appropriate, including a determination of Fair Market Value based on an independent appraisal by a person who customarily makes such appraisals. However, the Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange. In each case, the Committee's determination of Fair Market Value shall be conclusive.

Section 5. Exercise of Options. A NQSO shall be exercisable at the times or upon the events determined by the Committee as set forth in the NQSO agreement governing the NQSO. Each NQSO shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Committee. No
NQSO may be exercised for a fraction of a share of Common Stock.
The person exercising a NQSO may do only by written notice of exercise delivered to the Committee, in such form as the Committee prescribes or approves from time to time, specifying the number of shares to be purchased and accompanied by a tender of the Exercise
Price for those shares. The Exercise Price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company, or by shares of Common Stock, if permitted by the Committee, or by a full recourse promissory note if permitted by the Committee, or by a combination these means, at the time of exercise of the NQSO.

If any portion of the Exercise Price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Committee in accordance with Section 4 of this Plan. As permitted by the Committee, payment in shares of Common Stock shall include the automatic application of shares of Common Stock received upon exercise of an NQSO to satisfy the Exercise
Price for the NQSO or additional NQSOs.

Section 6. Continued Employment or Service. Each Optionee, if requested by the Committee, must agree in writing as a condition of the granting of his or her NQSO, to remain in the employment of, or service to, the Company or any Subsidiary following the date of the granting of that option for a period specified by the Committee. Nothing in this Plan nor in any NQSO granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any Subsidiary, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Section 7. Option Rights Upon Termination of Employment or Service. If an Optionee under this Plan ceases to be employed by, or provide services to, the Company or any Subsidiary for any reason other than death or disability, his or her option shall immediately terminate, provided, however, that the Committee may, in its discretion, allow the NQSO to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within three months after the date of termination of employment or service, unless either the NQSO or this Plan otherwise provides for earlier termination.

Section 8. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 22(e)(3) while employed by, or providing services to, the Company or any Subsidiary, his or her NQSO shall immediately terminate, provided, however, that the Committee may, in its discretion, allow the NQSO to be exercised, to the extent exercisable on the date of termination of employment or service due to disability, at any time within one year after the date of termination of employment or service due to disability, unless either the NQSO or the Plan otherwise provides for earlier termination.

Section 9. Option Rights Upon Death of Optionee. Except as otherwise limited by the Committee at the time of the grant of a NQSO, if an Optionee dies while employed by, or providing services to, the Company or any Subsidiary, his or her NQSO shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the NQSO may be exercised, to the extent exercisable on the date of death, by the person or persons to whom the Optionee's rights under the NQSO shall pass by will or by the laws of descent and distribution.

Section 10. Options Not Transferable. NQSOs granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process. However, at the Optionee's election, the NQSO may be transferred to and held by a grantor trust of which the Optionee is both a trustee and beneficiary, in which case such NQSO shall continue to be subject to all restrictions set forth in the Program and this Plan. NQSOs may be exercised during the lifetime of an Optionee only by (a) the Optionee, (b) at the Optionee's election, by a grantor trust of which the Optionee is both a trustee and beneficiary, (c) on behalf of the Optionee, by a person holding the Optionee's power of attorney for that purpose, or (d) the duly appointed guardian of the person and property of an Optionee who is disabled within the meaning of Code Section 22(e)(3).

Section 11. Option Shares May Be Restricted. As the Committee may determine, the shares of Common Stock purchased upon exercise of an NQSO granted hereunder may be deemed to be "Restricted
Shares" granted under the Restricted Shares Plan for purposes of applying all provisions and terms and conditions of the Restricted
Share Plan. As such, during the "Restriction Period" (as described in the Restricted Share Plan), such shares of Common Stock may be subject to redemption and nontransferability, and all restrictions shall lapse upon the occurrence of events as may be determined by the Committee. Further, the procedures of the Restricted Share Plan relating to the issuance, surrender, and assignment of shares and the provisions relating to stockholder rights may apply to the shares of Common Stock issued upon exercise of any NQSO granted hereunder.

                                PLAN III
                         CONTROLLED ENVIRONMENT
                      AQUACULTURE TECHNOLOGY, INC.

                          RESTRICTED SHARE PLAN

Section 1. Purpose. The purpose of this Controlled Environment Aquaculture Technology, Inc. Restricted Share Plan ("Plan") is to provide for the grant of restricted shares which are subject to restricted property treatment under Section 83 of the Internal Revenue Code of 1986, as amended ("Code"). The Plan is Part III of the
Company's Stock Compensation Program ("Program"). Unless any provision herein indicates to the contrary, the Plan shall be subject to the General Provisions of the Program.

Section 2. Terms and Conditions. Each Restricted Share shall be evidenced by a Restricted Share agreement between the grantee ("Holder") and the Company. The terms and conditions of Restricted Shares granted under the Plan shall be determined by the Committee in its sole and complete discretion. Each Restricted Share shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions not inconsistent with the Plan. The terms and conditions may differ as between Restricted Shares.

Each Restricted Share grant shall provide to the Holder the transfer of a specified number of shares of Common Stock that shall become nonforfeitable upon the achievement of specified service or performance conditions within a specified period ("Restriction
Period") as determined by the Committee. At the time that the Restricted Share is granted, the Committee shall specify the service or performance conditions and the period of duration over which the conditions apply. The date of grant of a Restricted Share shall be the date on which the Committee makes the determination to grant the Restricted Share, unless otherwise specified by the Committee.

Each individual who is awarded Restricted Shares shall be issued a stock certificate representing such shares. Such certificate shall be registered in the name of the Holder and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE
SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT
TO THE TERMS AND CONDITIONS (INCLUDING
FORFEITURE) OF THE CONTROLLED ENVIRONMENT
AQUACULTURE TECHNOLOGY, INC. RESTRICTED SHARE
PLAN AND RESTRICTED SHARE AWARD AGREEMENT
ENTERED INTO BETWEEN THE REGISTERED OWNER AND
CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC.  COPIES OF SUCH PLAN AND
AGREEMENT ARE ON FILE IN THE OFFICES OF
CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC.

The Committee shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share award, the Holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. At the expiration of applicable Restriction Period, the Company shall deliver to the Holder certificates held by the Company representing the shares with respect to which the applicable conditions have been satisfied.

Section 3. Restricted Shares Not Transferable. During the Restriction Period, Restricted Shares shall not be sold, pledged, assigned, or transferred in any manner, and shall not be subject to execution, attachment, or similar process. However, at the Holder's election, the Restricted Shares may be transferred to and held by a grantor trust of which the Holder is both a trustee and beneficiary, in which case the Restricted Shares shall continue to be subject to the nontransferability, forfeiture, and redemption limitations.

Section 4. Restricted Share Rights Upon Termination of Employment or Service. If a Holder terminates employment or service with the Company prior to the expiration of the Restriction Period, any Restricted Shares granted to him or her subject to such Restriction Period shall be forfeited by the Holder and shall be transferred to the Company. The Committee may, in its sole and complete discretion, accelerate the lapsing of or waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee may determine, including, but not limited to, the Participant's retirement, death, or disability.

Restricted Shares that were purchased by exercise of an Option granted under the Incentive Stock Option Plan or the Nonqualified
Stock Option Plan shall be subject to redemption during the Restriction Period. Specifically, if during the Restriction Period, the Holder of such Restricted Shares terminates employment or service with the Company or any Subsidiary for any reason as may be determined by the Committee, the Holder shall sell to the Company, and the Company shall redeem, the Restricted Shares at the price equal to the Exercise Price for which the Restricted Shares were purchased. The redemption price shall be paid to the Holder in a single payment for the complete redemption of the Restricted Shares.

Section 5. Stockholder Rights. The Holder shall have, with respect to the Restricted Shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of unrestricted stock shall be delivered to the grantee promptly after, and only after, the Restriction Period shall expire without forfeiture of such Restricted Shares.

Section 6. Continued Employment or Service. Each Holder, if requested by the Committee, must agree in writing as a condition of the granting of his or her Restricted Shares, to remain in the employment of, or service to, the Company or any Subsidiary following the date of the granting of the Restricted Shares for a period specified by the Committee. Nothing in this Plan or in any Restricted Share granted hereunder shall confer upon any Holder any right to continued employment by, or service to, the Company or any Subsidiary, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Section 7.     Surrender of Stock Certificate and Assignment of
Shares. Upon the occurrence of an event triggering the forfeiture or redemption of Restricted Shares, the Holder shall immediately take whatever action necessary to transfer the Restricted Shares to the Company, including the endorsement of any certificate representing the Restricted Shares. From and after occurrence of such an event, the Company shall not pay any dividends to the Holder with respect to the Restricted Shares, or permit the Holder to exercise any of the privileges or rights of a stockholder with respect to such shares, but shall treat the Company or its nominee as the owner of the shares.
Any assignment of the Restricted Shares pursuant to this Section 7 shall be effective as of the date of the event triggering the forfeiture.